FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                December 10, 1997
                                -----------------


                                Ajay Sports, Inc.
              -----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



       0-18204                                     39-1644025
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(Commission File Number)                (IRS Employer Identification Number)


           1501 E. Wisconsin Street, Delavan, WI       53115
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          (Address of Principal Executive Offices)  (Zip Code)


       Registrant's telephone number, including area code:  (414) 728-5521










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Item 5:     Other Events

     On December 10, 1997 the Registrant announced that the Board of Directors of the Registrant extended the expiration date of its common stock purchase warrants from 5:00 p.m. Mountain Time, December 31, 1997 to 5:00 p.m. Mountain Time, June 30, 1998. The Registrant issued these warrants on November 29, 1989 and on July 26, 1995 each of which is exercisable for the purchase of one share of the Registrant's common stock for $1.00 per share pursuant to the terms of its initial public offering and a Warrant Agreement, dated November 21, 1989, as amended, between the Registrant and American Securities Transfer and Trust, Inc., as warrant agent, and its Preferred Series C and Common Stock Warrants offering of July 26, 1995.

     The Registrant's Stock Transfer Agent was notified by letter from the Registrant's Corporate Secretary as to the extension of the expiration date of the warrants.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AJAY SPORTS,INC.



                                    By  /S/ROBERT R. HEBARD
                                      -------------------------------
                                         Robert R. Hebard, Secretary

December 11, 1997